Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form Number	Registration Statement Number	Description
Form S-3/A (Amendment No. 5)	333-122684	Common Stock
Form S-3	333-140439	9% Convertible Senior Secured Notes due 2012
Form S-8	333-127142	First Avenue Networks, Inc. Stock Option Plan
Form S-8	333-110295	First Avenue Networks, Inc. Stock Option Plan
Form S-8	333-137040	First Avenue Networks, Inc. Stock Option Plan and FiberTower Corporation Amended and Restated Stock Option Plan

of our reports dated March 29, 2007, with respect to the consolidated financial statements of FiberTower Corporation, FiberTower Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of FiberTower Corporation (which, as indicated in our report dated March 29, 2007, was formerly known as First Avenue Networks, Inc.), included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

San Francisco, California
March 29, 2007